Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-201042, 333-158499, 333-142145, 333-127579, 333-54880 and 333-52730) on Form S-8 of Resources Connection, Inc. of our reports dated August 10, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Resources Connection, Inc. for the year ended May 28, 2016.

/s/ RSM US LLP

Irvine, California

August 10, 2016